UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Lease Agreement for 102 Witmer Road, Horsham, Pennsylvania

As previously reported, on September 1, 2006, Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Lease Agreement (the “Lease”) with ARE-PA Region No. 6, LLC (the “Landlord”), pursuant to which Auxilium leases a building located at 102 Witmer Road, Horsham, Pennsylvania (the “Facility”). The Facility consists of approximately 50,000 square feet of space, infrastructure and equipment and serves as research and development, manufacturing and office space for Auxilium.

On September 29, 2008, Auxilium entered into a First Amendment to Lease Agreement (the “First Amendment”) with the Landlord which amends certain terms of the Lease.

Pursuant to the Lease, the Landlord made available to Auxilium a tenant improvement allowance of up to $3,750,000 for improvements to the Facility desired by Auxilium of a fixed and permanent nature, which, to the extent used, would be amortized over the term of the Lease at a specified interest rate and added to Auxilium’s monthly rent payments to the Landlord. As of August 2008, Auxilium had used the entire amount of this tenant improvement allowance resulting in additional monthly rent payments of $55,895.34 through December 31, 2016.

Pursuant to the First Amendment, the Landlord will make additional tenant improvement allowances of up to $5,250,000 available to Auxilium for improvements to the Facility in two parts:

•	a tenant improvement allowance of up to $2,000,000 which will expire if not used by December 31, 2008; and

•	a tenant improvement allowance of up to $3,250,000 which will expire if not used by December 31, 2010.

These tenant improvement allowances shall, to the extent used, be amortized over the remaining term of the Lease at a specified interest rate and added to Auxilium’s monthly rent payments to the Landlord.

The foregoing is a summary description of certain terms of the First Amendment, and, by its nature, is incomplete. It is qualified in its entirety by the text of the First Amendment filed herewith and incorporated herein by reference. All readers are encouraged to read the entire text of the First Amendment and the Lease. The Lease is attached as Exhibit 10.1 to Auxilium’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The description of the First Amendment in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the First Amendment and, by its nature is incomplete. It is qualified in its entirety by the text of the First Amendment filed herewith and incorporated herein by reference. All readers are encouraged to read the entire text of the First Amendment and the Lease. The Lease is attached as Exhibit 10.1 to Auxilium’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	First Amendment to Lease Agreement, dated September 29, 2008, by and between Auxilium Pharmaceuticals, Inc., as tenant, and ARE-PA Region No. 6, LLC, as landlord.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 1, 2008	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	First Amendment to Lease Agreement, dated September 29, 2008, by and between Auxilium Pharmaceuticals, Inc., as tenant, and ARE-PA Region No. 6, LLC, as landlord.